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                                                                    EXHIBIT 3.75

                            ARTICLES OF INCORPORATION

                                       OF

                      SYNAGRO OF FLORIDA - ECOSYSTEMS, INC.


         The undersigned, for the purpose of forming a corporation under the Florida General Corporation Act, does hereby adopt the following Articles of
Incorporation:

         ARTICLE I - NAME. The name of the corporation is SYNAGRO OF FLORIDA - ECOSYSTEMS, INC.

         ARTICLE II - DURATION. The duration of the corporation is perpetual.

         ARTICLE III - NATURE OF BUSINESS. The purpose for which the corporation is formed is to engage in any activity within the purposes for which corporations may be formed under the Florida Business Corporation Act.

         ARTICLE IV - CAPITAL STOCK. The aggregate number of shares which the Corporation shall have authority to issue is 1000 shares of common stock, $1.00 par value per share. Cumulative voting of the shares is expressly prohibited. No shareholder or other person shall have any preemptive right whatsoever.

         ARTICLE V - REGISTERED OFFICE AND AGENT. The street address of the: initial registered office of the corporation is 203 Apache Street, Tavernier, Florida 33070 and the name of its initial registered agent Pt such address is Christopher J. Schrader.

         ARTICLE VI - BOARD OF DIRECTORS. The number of directors constituting the initial board of directors of the corporation is two (2). The names and addresses of the persons who are to serve as members of the initial. board of directors are:

                  Christopher J. Schrader
                  203 Apache Street
                  Tavernier, Florida 33070

                  Kathleen A. Schrader
                  203 Apache Street
                  Tavernier, Florida 33070

         ARTICLE VII - INCORPORATORS. The names and addresses of the incorporators are:

                  Christopher J. Schrader
                  203 Apache Street
                  Tavernier, Florida 33070




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                  Kathleen A. Schrader
                  203 Apache Street
                  Tavernier, Florida 33070

         ARTICLE VIII - DIRECTOR LIABILITY. No director of the corporation shall be liable to the corporation or any other person for any statement, vote, decision, or failure to act, regarding corporation management or policy, by a director, unless: (a) the director breached or failed to perform his or her duties as a director; and (b) the director's breach of, or failure to perform, those duties constitutes: (i) a violation of the criminal law, unless the director had reasonable cause to believe his or her conduct was lawful or had no reasonable cause to believe his or her conduct was unlawful; (ii) a transaction from which the director received an improper personal benefit, either directly or indirectly; (iii) a circumstance under which the liability provisions of
Section 607.0834 are applicable; (iv) in a proceeding by or in the right of the corporation to procure a judgment in its favor or by or in the right of a shareholder, conscious disregard for the best interest of the corporation, or willful misconduct; or (v) in a proceeding by or in the right of someone other than the corporation or a shareholder, recklessness or an act or omission which was committed in bad faith or with malicious purpose or in a manner exhibiting wanton and willful disregard of human rights, safety, or property. If the Florida Business Corporation Act or other applicable law is amended to authorize corporate action further eliminating or limiting the liability of directors, then the liability of a director of the corporation shall be eliminated or limited to the fullest extent permitted by the Florida Business Corporation Act or other applicable law, as so amended.

         Any repeal or modification of the foregoing paragraph by the shareholders shall not adversely affect any right or protection of a director existing at the time of such repeal or modification.

         EXECUTED by the undersigned at Tavernier, Florida, this day of August, 1985.


                               /s/  Christopher J. Schrader
                               --------------------------------------------
                               Christopher J. Schrader


                               /s/  Kathleen A. Schrader
                               --------------------------------------------
                               Kathleen A. Schrader



STATE OF FLORIDA

COUNTY OF MONROE

         I HEREBY CERTIFY that on this date, before me, a Notary Public authorized in the State and County named above to take acknowledgments, personally appeared Christopher J. Schrader and Kathleen A. Schrader, who after being duly sworn deposed and stated that they are






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the individuals who executed the foregoing Articles of Incorporation and that they executed same freely and voluntarily for the uses and purposes therein expressed.

         WITNESS my hand and official seal in the State and County last aforesaid, this 9th day of August, 1985.

                                      /s/  [Notary Public]
                                      ----------------------------------------
                                      Notary Public - Sate of Fla.,

                                      My commission expires:  [Seal]




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